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                                                                     EXHIBIT 5.1
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                           POLLET, RICHARDSON & PATEL
                                A Law Corporation
                              10900 Wilshire Blvd.
                                    Suite 500
                          Los Angeles, California 90024
                               Tel (310) 208-1182
                               Fax (310) 208-1154

                                  July 25, 2002

1st Step, Inc.
14759 Oxnard Street
Van Nuys, CA 91411

         Re:      Registration Statement Form SB-2

                  SEC File No.: 333-97279
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Ladies and Gentlemen:

         We have acted as counsel for 1st Step, Inc., a Delaware corporation ("1st Step"), in connection with the preparation of a Registration Statement on Form SB-2 filed by 1st Step with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the public sale of 3,930,000 shares of common stock offered by 1st Step. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

         In connection with rendering the opinion as set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) 1st Step's Certificate of Incorporation, (c) 1st Step's Bylaws; (d) certain records of 1st Step's corporate proceedings as reflected in its minute books, and (e) such statutes, records and other documents as we have deemed relevant, including all applicable statutory provisions of the Delaware General Corporation Law, rules and regulations promulgated thereunder and all applicable judicial and regulatory determinations.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

         Based upon the foregoing, we are of the opinion that the shares issuable by 1st Step pursuant to this Registration Statement will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,
                                                     POLLET, RICHARDSON & PATEL
                                                     A LAW CORPORATION